Exhibit 10.8

RIGHT OF FIRST REFUSAL AND
CORPORATE OPPORTUNITIES AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CORPORATE OPPORTUNITIES AGREEMENT (this “Agreement”) is made as of ___ (_________), 2008 by and among Indas Green Acquisition Corporation, a Cayman Islands corporation (the “Company”); and Mission Biofuels Ltd. (“Mission”), in connection with the Company’s proposed public offering of units pursuant to a registration statement on Form F-1, filed by the Company with the Securities and Exchange Commission (as amended, the “Registration Statement”).

RECITALS

WHEREAS, Mission is the Company’s sponsor;

WHEREAS, because each of the Company and Mission will be seeking business opportunities in the alternative energy, energy or environmental industries, the parties have made this Agreement to clarify the business opportunities for which each party shall have the right of first refusal.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Right of First Refusal.

For the term specified in Section 2 of this Agreement and subject to subsections (b), (c) and (d) of this Section 1, Mission hereby grants to the Company a right of first refusal as follows:

(a) Mission shall first present any investment or acquisition opportunity in a business or businesses in the alternative energy, energy or environmental industries, including any business operating in the biodiesel sector, with the exception of biodiesel feedstocks, biodiesel plantations and biodiesel refining plants, whose aggregate fair market value is at least equal to 80% of the balance of the Company’s trust account (as described in the Registration Statement) (the “Threshold Test”), to a committee of the Company’s independent directors, and will not enter into any agreement to purchase or invest in such business or businesses until the Company’s committee of independent directors determines, within the time frame and manner specified below, whether or not to pursue such business opportunity.

(b) Notwithstanding anything to the contrary in this Agreement, the Company agrees that any such business entity with respect to which Mission has initiated any contacts or entered into any discussions or negotiations, formal or informal, regarding Mission’s acquisition of, or investment in, such business prior to the completion of the Company’s offering, as set forth in the Registration Statement, will not be a potential acquisition target for the Company, unless Mission declines to pursue such business opportunity and notifies the Company of the same in writing.

(c) After review of any potential corporate opportunity, the Company may release the right of first refusal set forth in this Section 1(A) with respect to such corporate opportunity. Decisions by the Company to release Mission to pursue such corporate opportunity will be made by a majority of the Company’s independent directors.

(d) Mission and each of its partners, principals, directors, officers or employees who become aware of a corporate opportunity which is subject to this Agreement shall provide written notice of the business opportunity to the Company pursuant to this right of first refusal within five (5) business days of its identification of the corporate opportunity, including its determination as to whether the corporate opportunity meets the Threshold Test. Any right of first refusal granted shall expire ninety (90) days from the date of the written notice, provided that, during such ninety (90)-day period, the Company has failed to commence discussions with any third party regarding a transaction.

2. Term. This Agreement shall become effective on its execution and shall remain in effect for a period to expire upon the earlier of (i) the consummation by the Company of a Business Combination as defined in the Registration Statement or (ii) 24 months following the consummation of the Company’s offering (or 36 months if the Company’s shareholders approve a proposal to extend the Company’s corporate existence by an additional 12 months) pursuant to the Registration Statement.

3. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

Indas Green Acquisition Corporation
Level 30-31
Six Battery Road
Raffles Place
Singapore 049909
Attn: Ashish Wadhwani

with copies to:

Ellenoff, Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
Attn: Stuart Neuhauser, Esq.

If to Mission:

Mission Biofuels Ltd.
8th Floor
50 St. Georges Terrace
Perth
Western Australia
Attn: Arvind Bansal

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

4. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

5. Assignment and Waiver. Neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by any of the parties hereto. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

6. Amendment. This Agreement may only be amended by written agreement of the parties hereto.

7. Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 7 are in addition to the survivorship provisions of any other section of this Agreement.

8. Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

9. Effect on Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding concerning the subject matter hereof between the Company and Mission.

10. Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which will be deemed an original, but all of which, taken together, shall be deemed one document

11. Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

12. Applicable Law. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, Mission hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the trust account (the “Trust Account”) in which the proceeds of the offering and the proceeds of the sale of the warrants issued to Mission will be deposited and held for the benefit of the public shareholders of the offering, as described in greater detail in the Registration Statement, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

14. Third Party Beneficiaries. The parties hereto hereby acknowledge that the underwriters of the offering, including, without limitation, Chardan Capital Markets, LLC, are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Chardan Capital Markets, LLC.

[Signatures Follow on Next Page.]

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Corporate Opportunities Agreement as of the date first specified above.

INDAS GREEN ACQUISITION CORPORATION

By:	/s/
	Name:	Ashish Wadhwani
	Title:	Chief Executive Officer

MISSION BIOFUELS LTD.

By:	/s/
	Name:	Arvind Bansal
	Title:	Executive Director